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                             GLOBAL SUPPLY AGREEMENT

                                                                    Exhibit 99.1

   CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
                EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                             GLOBAL SUPPLY AGREEMENT

      This Global Supply Agreement is entered into as of this 21st day of April 2005 (the "Effective Date") by and between APPLIED MATERIALS, INC., a Delaware corporation, with places of business in Santa Clara, California, and Austin, Texas, and MKS INSTRUMENTS, INC., a Massachusetts corporation, with its principal place of business in Wilmington, Massachusetts.

      In consideration of the mutual promises and other valuable consideration set forth in this Agreement the Parties agree as follows:

1. DEFINITIONS.

      In addition to those definitions set forth elsewhere in this Agreement, the following capitalized terms shall have the meanings specified below:

(a) "Agreement" means (i) this Global Supply Agreement, (ii) Attachment 1 hereto, and (iii) all Authorized Demand Signals, as each may be amended from time to time.

(b) "Applied" means Applied Materials, Inc., including its subsidiaries existing on or after the Effective Date.

(c) "Applied Web Site" means the password-protected Web Site maintained by Applied and located at http://gmox.amat.com, to which Supplier may be given access for the purpose of performing under this Agreement.

(d) "Authorized Demand Signal" means an order for Item(s) communicated pursuant to this Agreement by Applied to Supplier via (i) a purchase order (whether in hardcopy or electronic form), (ii) EDI or other electronic transmission, or
(iii) Applied's designated on-line purchasing system. All Authorized Demand Signals are deemed to be incorporated into this Agreement by this reference.

(e) "Business Processes" means those processes, requirements and forms applicable generally to Applied's supply chain, pertaining to ordering, payments, packaging, delivery, shipment, crating and repair of Items, among other things. All Business Processes shall be communicated to Supplier through posting on the Applied Web Site. Certain Business Processes referred to in this Agreement are identified by their title in italics.

(f) "Internal Applied Data" means planning data, product engineering or manufacturing data, information, forecasts, Specifications or Confidential Information that is recorded, displayed, maintained or accessed on the Applied Web Site or other Applied internal databases or intranets.

(g) "Item" means a component, equipment, material, subassembly or other good and related software and services specified in (i) Attachment 1, (ii) an Authorized Demand Signal; or (iii) a purchase order delivered by Applied to Supplier prior to the Effective Date and undelivered as of such date.

(h) "Parties" means Applied and Supplier.

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                             GLOBAL SUPPLY AGREEMENT

(i) "Specifications" means such drawings, designs, instructions, technical or performance requirements or other technical information relating to the design, development, manufacture, installation, assembly, testing and/or use of one or more Items.

(j) "Sub-tier Supplier" means a member of Supplier's direct or indirect sub-tier supply base (including, without limitation, subcontractors and vendors of Supplier) that provides goods and/or services in connection with an Item.

(k) "Supplier" means MKS INSTRUMENTS, INC. and all of its subsidiaries.

(l) "Third Party" means a qualified subassembler selected by Applied for outsourcing or contract manufacturing of an assembly, component, or subassembly at any stage prior to final integration as, or into, completed semiconductor or flat panel capital equipment.

2. SCOPE OF AGREEMENT; TERM.

     (a) Scope of Agreement. This Agreement sets forth the terms and conditions governing the purchase and sale of Items, the relationship between Applied and Supplier, and compliance with Applied's Business Processes. Applied Materials, Inc. and its subsidiaries shall be entitled to purchase Items from Supplier under this Agreement, and shall have all of the rights of "Applied" under this Agreement. As to any purchase of Items under this Agreement by Applied Materials, Inc., all obligations under this Agreement are the sole obligations of Applied Materials, Inc. As to any purchase of Items under this Agreement by a subsidiary of Applied, all obligations under this Agreement are the sole obligations of such subsidiary. This Agreement shall not apply to Applied's purchase, and Supplier's sale, of any goods or services pursuant to (i) a purchase order or other agreement which expressly identifies this Global Supply Agreement and states that the terms and conditions of the purchase order or other agreement, rather than this Agreement, shall govern the transaction; or
(ii) a joint development or license agreement, except to the extent expressly provided therein.

(b) Term. This Agreement shall commence on the Effective Date and, unless extended as set forth in this Section 2 or terminated as set forth in Section 21, shall expire on April 20, 2008 (the "Term"). At any time prior to expiration of the Term, and upon mutual written agreement at least six (6) months prior to the expiration of the Term, the Term may be extended for three additional periods not to exceed one (1) year each. The Parties acknowledge that after the Term they may desire to renew this Agreement or enter into a similar volume supply agreement. If Supplier decides during the Term that it does not wish to enter into such renewal or volume supply agreement, Supplier shall provide notice thereof to Applied at least six (6) months prior to the expiration of the Term.

(c) Compliance With Business Processes. Applied has implemented, and from time to time updates and revises, Business Processes applicable generally to Applied's supply chain. Descriptions of all Business Processes shall be provided to Supplier through posting on the Applied Web Site. Supplier agrees to comply with all Business Processes identified in this Agreement that are in effect as of the Effective Date and as may be amended in accordance with this subsection. If Applied desires to amend a Business Process, it shall give notice thereof by referring Supplier to the Applied Web Site to access such amended Business Process. Supplier agrees to regularly access the Applied Web Site to review any amended Business Processes. No amendment to a Business Process described in Sections 16(h) (Certificate of Destruction) or 18(b) (On-Site Representative Agreement) shall become effective unless Supplier consents thereto in writing. Amendments to all other Business Processes shall be deemed accepted by Supplier if Supplier fails to object thereto in writing within [**] days after the date on which the amended Business Process is communicated to Supplier.

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                             GLOBAL SUPPLY AGREEMENT

3. ORDERS.

(a) Orders. All orders for Items shall be in the form of an Authorized Demand Signal and delivered by an Applied Authorized Purchasing Agent. An Authorized Demand Signal shall (i) identify the Item(s) requested; (ii) state the Bill-to address, Ship-to address, Applied Purchase Order number, Supplier Item(s) number, Applied Item(s) number, Item(s) description, quantity, promise date, tax code, shipping method, and price of the Item(s) requested; and (iii) specify if it is for a Spares Down Order (as defined in this Agreement). Supplier shall accept communications of Authorized Demand Signals in the format designated by Applied. Designated format shall not impose unreasonable financial burden on Supplier.

(b) Acceptance/Rejection of Orders. Supplier shall promptly communicate its acceptance or rejection of an Authorized Demand Signal. Supplier shall not, however, reject an Authorized Demand Signal for Items set forth on Attachment 1 so long as the Authorized Demand Signal conforms to the terms and conditions of this Agreement. Any notice of rejection shall state the specific grounds for such rejection. The following guidelines for prompt response to an Authorized Demand Signal apply:

      (i) An Authorized Demand Signal that is for a "Spares Down Order" will be responded to no later than [**] after its receipt by Supplier;

      (ii) An Authorized Demand Signal sent via EDI or other electronic transmission for JIT (Bus Route) Items will be responded to no later than [**] after the time it is issued, and

      (iii) An Authorized Demand Signal that is an Applied purchase order (whether in hard copy or electronic form) for Direct (Spot Buy) Items will be responded to no later than [**] after receipt by Supplier.

Any telephonic notice of rejection shall be followed by the delivery of written or electronic notice to Applied within [**] of delivery of the rejected Authorized Demand Signal. In all events, any objection by Supplier to the terms of an Authorized Demand Signal shall be deemed waived upon [**].

(c) Order Adjustments. Supplier acknowledges that, due to the highly cyclical nature of the semiconductor equipment industry and other factors, Applied may be required to modify Authorized Demand Signals from time to time. Applied may increase the quantity of Items in any Authorized Demand Signal outside of standard lead time for such Items and, provided such increase falls within the Quantity Flexibility Matrix set forth below, (i) Supplier will deliver such increased quantity with no additional charges including accelerated delivery, expedite fees or the like, and (ii) such increase will not affect the delivery schedule of Items previously ordered.

 STANDARD LEAD TIME +     [**] WEEKS   [**] WEEKS   [**] WEEKS   [**] WEEKS   [**] WEEKS
-----------------------   ----------   ----------   ----------   ----------   ----------
FLEXIBILITY OF QUANTITY      [**]         [**]         [**]         [**]         [**]
OF ITEMS IN AN
AUTHORIZED DEMAND
SIGNAL

If Applied requires an increase in the quantity of Items in any Authorized Demand Signal and such increase does not fall within the Quantity Flexibility Matrix set forth above, then, if feasible and as mutually agreed upon by the Parties, Supplier will provide such increased Items in accordance with the modified Authorized Demand Signal and Applied shall pay costs resulting therefrom, provided such costs are (i) reasonable; (ii) authorized by Applied in writing in advance of delivery; and (iii) identified separately from the unit price on Supplier's invoice to Applied.

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                             GLOBAL SUPPLY AGREEMENT

(d) Reduction or Cancellation of an Authorized Demand Signal. If Applied requires a reduction in the quantity of Items in any Authorized Demand Signal, or cancels any Authorized Demand Signal, the Parties' respective rights and obligations shall be as specified in Section 21[b].

(e) Purchases by Authorized Third Party. Certain Items may be (i) incorporated into subassemblies or other products made for Applied by a Third Party; or (ii) otherwise processed by a Third Party. In such event, Applied may designate the Third Party in writing as authorized to purchase such Item(s) from Supplier and, upon Supplier's receipt of notice thereof, Supplier may enter into a similar agreement with such Third Party to sell such Item(s) to such Third Party, [**] the terms set forth in this Agreement, including all terms and conditions. Notwithstanding this Agreement, determination of favorable terms will consider any financial burden to Supplier resulting from Third Party relationships. Supplier understands that the selection and responsibility for sourcing subassembly components will generally be the responsibility of the Third Party. [**] such Third Party [**].

(f) No Volume Commitment. Applied does not commit to purchase a specific volume of any Item from Supplier except as specified in an Authorized Demand Signal and, subject to Supplier's IP Rights (as defined in Section 11(b)), Applied may manufacture or buy goods and/or services from Third Parties that are identical or similar to the Items. However, Applied agrees to continue to be bound by any pre-existing Volume Purchase Agreement, or other agreement committing Applied to the purchase of a certain quantity of Items.

4. PRICING.

(a) Contract Price. "Contract Price" means the domestic price in U.S. Dollars for an Item as set forth on Attachment 1; provided, that if a price for an Item is not specified on Attachment 1, then the Contract Price shall be the price set forth in an Authorized Demand Signal that is accepted by Supplier in accordance with this Agreement.

      (i) The Contract Price for each Item set forth on Attachment 1 shall remain in effect throughout the Term, whereas the Contract Price for each Item set forth on an accepted Authorized Demand Signal shall remain in effect for the term of such Authorized Demand Signal.

      (ii)  [**] Purchases [**] -

            (1) MKS agrees [**]. These will [**]. The Contract Price for these [**] purchases will be [**] under this provision will [**] be made by [**] an Authorized Demand Signal for the above Items.

            (2) For these [**] the Authorized Demand Signal will [**] as stated [**] that such [**] for those [**] purchases [**] the Items [**] for the [**] to the [**].

            (3) In the event that such [**] purchases [**] purchases, [**] for the remainder of the Term.

            (4) Supplier agrees that [**] purchases [**] the Authorized Demand Signal. Supplier also agrees [**]. Unless otherwise specified in Attachment 1, [**], if applicable, [**].

            (5) Applied and MKS agree that [**] purchases [**] between MKS and Applied [**].

(b) Pricing Components. The Contract Price, and any quotations for Items, shall include all finishing, testing, inspecting and packaging fees, applicable royalties and all applicable taxes (excluding sales, use and similar taxes). Any quotations for Items shall include all costs relating to standard supplier warranties. Any quotations for Items shall not include any amounts relating to
(i) initial set-up charges;

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                             GLOBAL SUPPLY AGREEMENT

(ii) costs for special dies, tools, patterns or test fixtures; and (iii) non-recurring engineering fees amortized into the per unit price, unless separately identified and itemized. Quotations for prototypes shall reflect the total value of Applied's business with Supplier. In this regard, Supplier shall consider providing a specific number of prototype Items [**] and/or pricing prototypes [**].

(c) Transportation Costs. For Items to be delivered to a destination within the country of origin, pricing in a quotation or as set forth in Attachment 1 shall not include any transportation costs other than insurance expense, which shall be separately identified and itemized. For Items to be delivered outside the country of origin, all costs for shipping, import/export fees, customs, insurance and other transportation expenses shall be separately identified and itemized in a quotation. In any case, where Applied approved carriers are used per Applied's Transportation Routing Guide, transportation costs shall not be included in a quotation.

(d) Price Reductions/Adjustments. Supplier shall implement all mutually agreed price adjustments. All quantities of Items purchased by Applied and its subsidiaries purchasing under this Agreement will be aggregated for purposes of calculating applicable price reductions. Any significant change in circumstances (such as an increase in Applied's purchase volume, an increase in Supplier's material cost, or a decline in industry conditions), may result in a review of Agreement terms and/or negotiated adjustments in the Contract Price. Subject to
Section 9 of this Agreement regarding prohibited activities and confidentiality, [**] any Item [**] and for [**], then Supplier [**] thereof and, [**].

(e) Taxes. Applied will pay any applicable sales, use or similar tax imposed in connection with the sale of Items to Applied; provided, that Supplier shall not charge or collect, and Applied shall have no liability for, taxes on any sale of Items for which Applied has provided Supplier with an appropriate resale certificate or other documentation evidencing an exemption from such taxes. For all sales of Items upon which tax reimbursement to Supplier is applicable, Supplier shall separately identify and itemize all applicable taxes on invoices submitted to Applied.

(f) [**]. Subject to Section 9 of this Agreement regarding prohibited activities and confidentiality, Supplier warrants and agrees that, if such sales are permitted, it will not sell to any third party goods or services similar or identical to any Items [**] set forth in this Agreement. [**], Supplier shall [**] between Supplier and Applied. [**] Supplier will [**], this Agreement [**] an Item [**] Supplier will [**] and the [**] on the date [**] from the date [**]. Notwithstanding the foregoing, in no event shall Supplier offer or sell Items to Applied at prices or on terms that would be unlawfully discriminatory under applicable law.

(g) [**] Pricing. Applied may require MKS to use specified sources of supply for build to print assembly components. In such instances, Applied will [**] pricing for those components. Upon notification by Supplier [**] as directed, Applied will, [**] with the specified source of supply, [**] to Supplier [**] with the specified source of supply, [**] supply for these components.

5. DELIVERY OF ITEMS.

(a) Delivery Requirements. Time is of the essence as to the delivery of all Items ordered under this Agreement. Supplier shall meet the (i) negotiated lead time; (ii) order adjustment requirements as set forth in Section 3; and (iii) time, date, location and other delivery requirements for Items, as specified in Attachment 1 or, if not set forth in Attachment 1, as set forth in the Authorized Demand Signal for said Items, irrespective of which Applied organization or division has issued the Authorized Demand Signal. Delivery will be considered timely only if Items are delivered in the correct quantity, and at the time, date and location specified in the Authorized Demand Signal. If necessary for Supplier to meet its delivery requirements, Supplier at its expense, will use expedited delivery methods to complete and deliver the Items.

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                             GLOBAL SUPPLY AGREEMENT

(b) Delivery Requirements for Spares Down Orders. Supplier acknowledges that it may be necessary to provide expedited support and delivery service for the division of Applied responsible for furnishing spare parts and service to Applied's customers, referred to as Customer Productivity Support ("CPS") or its successor entity. As to any Authorized Demand Signal identified as a "Spares Down Order," Supplier shall (i) respond (via telephone or electronically) within [**] to any Applied inquiry relating to a Spares Down Order; (ii) ship the Items set forth in the Spares Down Order [**], or as soon as possible [**], following receipt of a Spares Down Order if such Order is sent to Supplier [**] Supplier local time; or if the Spares Down Order is sent to Supplier [**] Supplier local time [**]; and (iii) notify (via telephone or electronically) Applied when the Item set forth in the Spares Down Order leaves the Supplier's facility. If Supplier cannot meet all of Applied's delivery requirements for Items ordered, then Supplier shall (A) provide notice to Applied of such event, and (B) prioritize Items set forth in a Spares Down Order over other Items ordered via any other Authorized Demand Signal. Supplier shall comply with any special packaging and labeling requirements as to any Spares Down Order, as set forth in the Packaging Specification (0250 00098), Unit Packaging Label Specification (0250-60124), Supplier Packaging and Handling Requirements (0251-05100) and Supplier and Engineering Requirements for Supplier Identification (0250-01033) located on the Applied Web Site, [**].

(c) Remedies. If Supplier fails to deliver any Item at the time and place set forth in the Authorized Demand Signal, Applied shall have the right, at its sole option, to (i) require Supplier, [**] to complete and deliver the Items; or (ii) allocate or redirect the Supplier's deliveries of Items to certain Applied facilities, or (iii) [**] Supplier with [**] the Contract Price [**].

6. SHIPPING AND RISK OF LOSS.

(a) Shipping and Packaging Requirements.

      (i) Supplier will ship all Items in accordance with the Transportation Routing Guide located on the Applied Web Site, including use of approved carriers as may be applicable given the classification of the shipment (i.e., domestic or international).

      (ii) Supplier shall comply with any special packaging and labeling requirements for Items as set forth in the Unit Packaging Label Specifications (0250-60124), Supplier Packaging and Handling Requirements (0251-05100) and Supplier and Engineering Requirements for Supplier Identification (0250-01033) located on the Applied Web Site, [**]. In the event such Business Processes are not applicable to an Item, the Item shall be packaged, marked and labeled in accordance with best commercial practices. In all events, however, Supplier must include a valid packing slip number or package ID on each package or shipment of Items.

(b) Shipments and Insurance.

      (i) US-Based Shipments. For Items manufactured in the United States where the applicable destination point is also in the United States, [**] shall be responsible for all costs and expenses (other than insurance) to deliver the Items to the applicable destination point once such Items have been tendered to the carrier, provided that [**]. All delivery costs and expenses for such shipment shall be specified as [**] on bills of lading or shipping receipts, to be paid directly [**]. Unless specifically approved by [**] in advance, Applied shall not be responsible for, delivery costs and expenses (i) in excess of the costs determined [**]; (ii) payable to carriers not approved [**], (iii) incurred as a result of [**] need to use expedited delivery methods, unless such expedited delivery methods are approved [**] in advance in writing, or (iv) incurred in connection with the transportation of Items between [**].

      (ii) Other Shipments. For Items not covered by Section 6(b)(i) above, (i) [**] shall be responsible for all delivery costs and expenses to deliver the Items to the applicable destination point when using a carrier [**], otherwise
(ii) [**] shall be responsible for all costs and expenses (other than

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                             GLOBAL SUPPLY AGREEMENT

insurance) once such Items have been tendered to the carrier. All delivery costs and expenses for such shipment shall be specified as [**] on bills of lading or shipping receipts, to be paid directly [**].

      (iii) Insurance and Risk of Loss. In all events, Supplier shall be responsible for risk of loss for all Items during transport, up to at least the Contract Price of such Item, until delivered to the applicable destination point and accepted by Applied. In addition, Supplier's responsibility for risk of loss continues with respect to any Item rejected by Applied, or as to any Item for which acceptance is revoked, except if such loss is caused by the gross negligence of Applied's employees acting within the scope of their employment.

7. ACCEPTANCE AND TITLE TRANSFER. Title to an Item will only transfer to Applied upon acceptance of an Item. Acceptance shall occur only in the event that: (i) Applied or its designee has received the Item at the specified destination point; and (ii) either (1) Applied or its designee has entered the Item into Applied's internal enterprise systems (Oracle, SAP, etc.), or (2) a period of [**] from the delivery of the Item has elapsed. At any point prior to acceptance, Applied may reject and return any Item that does not conform to the applicable Specifications and incur no liability or obligation related to such Item. As to Items that are rejected and returned, Applied may recover and offset or adjust payments in respect of such Items.

8. PAYMENT.

(a) Payment Terms. Payment by Applied for an Item will be made [**] from the later of the date of (i) Applied's receipt of an invoice for the Item consistent with the terms of this Agreement and (ii) Applied's acceptance of the Item. [**] to make payments under this Agreement by either check or electronic funds transfer, and Supplier shall provide Applied with the information necessary for electronic funds transfer capability.

(b) Invoices. Upon mutual agreement, Supplier shall participate in Applied's Evaluated Receipts Settlement ("ERS") Program, whereby Supplier is paid based on the quantity of Items received and the Contract Price for such Items, without Supplier providing an invoice. The terms and conditions of the ERS Program are as set forth in the ERS Program Requirements located on the Applied Web Site. If the Parties agree that Supplier will not participate in the ERS Program, then Supplier will remit an Item invoice to Applied no earlier than when the Item is shipped to Applied and adhere to the section of the ERS Program Requirements entitled "Invoicing Requirements for Non-ERS Suppliers" located on the Applied Web Site.

(c) [**] Payment [**]. Applied's payment for an Item shall [**]. All payments shall [**].

(d) Reconciliation of Payment Discrepancies. As to any payment discrepancy, including any claim by Supplier against Applied for payment, nonpayment, damages or other adjustments as to delivered Items (a "Payment Discrepancy"), Supplier must, as a condition precedent to any such claim, give notice of its Payment Discrepancy claim by properly completing and delivering to Applied a Payment Discrepancy notification for all delivered Items within [**] from the earliest of any of the following which discloses a Payment Discrepancy: (i) the issuance of an ERS report under the ERS Program; (ii) the date on which an invoice is returned to Supplier; (iii) the date of partial payment or (iv) the date of delivery of notice to Supplier of a Payment Discrepancy. The required Payment Discrepancy form, submission procedures and contact information are as set forth in the Supplier Payment Discrepancy Claims Process located on the Applied Web Site.

9. CONFIDENTIALITY AND PROHIBITED ACTIVITIES.

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                             GLOBAL SUPPLY AGREEMENT

(a) General. "Confidential Information" means all information obtained by, disclosed to, or developed by Supplier and that is based on, incorporates, constitutes or derived from any of the following: (i) samples, schematics, drawings, designs, Specifications, manuals, Applied Forecasts or other forecasts, Authorized Demand Signals, customer information and other technical, business, financial or trade secret information obtained from or through Applied including Internal Applied Data; and (ii) all other proprietary, technical, business, financial or trade secret information obtained by Supplier during the term of Applied and Supplier's business relations, or in connection with the negotiation, performance or enforcement of the Agreement. Confidential Information does not include information that (A) is or becomes a matter of public knowledge through no fault or act of Supplier; (B) is rightfully received by Supplier from a third party not subject to restriction on disclosure of such information; (C) is independently developed by Supplier without the use of any Confidential Information; or (D) was rightfully in the possession of Supplier prior to its disclosure by or on behalf of Applied; provided, however, that such information shall be Confidential Information to the extent that (1) such information constitutes specific information, even if it is embraced by more general information which is a matter of public knowledge or in the possession of Supplier, or (2) such information is a combination of individual items of information, even if that combination could be reconstructed from non-confidential sources if none of the non-confidential sources shows the whole combination and its principle of operation; and, provided further, that the sale or unrestricted disclosure of an Item or other article or product made through a confidential manufacturing process of Applied shall not be deemed to constitute a public disclosure of the process. Supplier shall use reasonable care to protect the confidentiality of Confidential Information, and in any event, Supplier shall use at least that degree of care that Supplier uses to protect it own like information.

(b) Permitted and Prohibited Activities. Except as expressly authorized in this
Section 9(b), Supplier (i) may use Confidential Information solely for the purpose of providing Items to Applied and may provide Confidential Information only to those individuals who need to know such Confidential Information to provide Items to Applied, provided it is clearly marked as "Applied Materials Confidential Information"; and (ii) shall not use or disclose any Confidential Information for any purpose, including: (a) reverse engineering the Items; (b) developing, designing, manufacturing, engineering, refurbishing, selling or offering for sale, any good or service which may be used or sold as a replacement for any Item or other good used on or with Applied equipment for which Applied provided Supplier with Confidential Information at any time, including modifications to any Item; or (c) assisting any third party in any manner to perform any such activities. In addition, Supplier shall not make or sell to any third party any good or service that may be used or sold as a replacement for any Item or other good used on or with Applied equipment for which Applied provided Supplier with Confidential Information at any time, including modifications to Items. Further, Supplier agrees not to disclose to Applied any information that Supplier or any third party regards as proprietary or confidential, except pursuant to a written Non-Disclosure Agreement between the Parties. Supplier's obligations under this section shall not apply to any disclosure required by applicable law, regulation, court order or legal process, provided that (1) with respect to any disclosure required pursuant to court order or legal process, Supplier shall provide Applied with at least ten (10) days' advance written notice of any intended disclosure (or such shorter notice as necessary to comply with the order or legal process) to permit Applied to seek a protective order and shall reasonably cooperate with Applied in connection therewith; and (2) with respect to any other disclosure required by applicable law or regulation, Supplier shall provide Applied with at least ten
(10) days' advance written notice of any intended disclosure (or such shorter notice as necessary to comply with applicable law) and shall, to the extent consistent with Supplier's disclosure obligations, use reasonable efforts to secure confidential treatment of the Confidential Information, reasonably cooperate with Applied in connection therewith (including keeping Applied informed about the substance and status of the confidential treatment request), and disclose only the minimum information necessary to comply with such requirements.

(c) Other NDA's. During the business relationship between Supplier and Applied one or more NDA's may be entered into. In the event of an apparent conflict between or among provision(s) of this Agreement and any NDA, such provisions shall be read in a mutually consistent way, or if no such reading is reasonably possible, the provision(s) that are most protective of Confidential Information shall take precedence over conflicting or less protective provision(s).

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                             GLOBAL SUPPLY AGREEMENT

(d) Equitable Relief. Supplier agrees that Applied would suffer irreparable harm for which monetary damages are an inadequate remedy, and that equitable relief is appropriate, if Supplier were to breach or threaten to breach any obligations in this Section 9.

(e) Press Releases/Publicity Not Authorized. Except as specified in Section 9(b) above, Supplier will not issue any press release, advertising, publicity or public statement or in any way engage in any other form of public disclosure that indicates Applied's relationship with Supplier or implies any endorsement by Applied of Supplier or Supplier's products or services, without the prior written approval of Applied.

(f) Disposal of Confidential Information. Upon the termination or expiration of the Agreement, and otherwise upon the request of Applied, Supplier will promptly return to Applied all Confidential Information and all documentation that reveal or are based in any way on Confidential Information, and permanently eliminate the same from all of its computer and information storage systems. Thereafter, Supplier shall cease all use of Confidential Information. Supplier may, however, with Applied's prior written approval, destroy any Applied Confidential Information or documentation, provided that Supplier certifies to Applied the destruction of such Confidential Information or documentation reflecting same. In addition, Supplier agrees it will immediately return to Applied any materials provided to it to facilitate electronic access to Internal Applied Data, including any SecureID(R) key, documents, software or other items.

10. ELECTRONIC ACCESS TO INTERNAL APPLIED DATA.

(a) General. If Supplier is granted access to Internal Applied Data then, in addition to Supplier's obligations under Sections 9 and 11, the terms and conditions of this Section shall apply. Supplier's access to the Internal Applied Data is subject to compliance with (i) the terms of use, if any, of the Applied Web Site or such other database or intranet, as applicable, and (ii) any technical and security requirements of Applied, including the issuance of passwords and requirements related to using Applied's Virtual Private Network and [**]. Applied may terminate Supplier's right of access or change the method of access to the Internal Applied Data at any time. In no event shall Supplier facilitate or enable access to Internal Applied Data by any Sub-tier Supplier or other third party.

(b) Use. If Applied grants Supplier access to the Internal Applied Data, then Supplier shall have the limited right to download, store, display and use Applied Internal Data for the sole purpose of performing its obligations under this Agreement in connection with the design, manufacture and sale of Items to Applied. Supplier may not use the Applied Internal Data in any other way, commercially or otherwise. Unless otherwise notified by Applied, Supplier may store copies of Internal Applied Data on Supplier's networks and information storage systems, provided, such Internal Applied Data is stored either on hardware that is dedicated solely to Applied, or otherwise separated from other information of Supplier, so that the Internal Applied Data is not accessible to individuals except as authorized by this Agreement. If Applied provides Supplier with any recommendations for establishing an interface or other methods of accessing the Internal Applied Data, Supplier assumes all risk in implementing any such recommendation. Supplier acknowledges that the Internal Applied Data may be made available via a software program which, for convenience, may identify Supplier as the "Design Owner" or "Owner" in certain instances, or use other terms which may appear to be inconsistent with the terms of Section 11 (Intellectual Property Rights). Such inconsistent terms will not apply to nor affect the terms of Section 11 of this Agreement.

(c) Consent to Monitoring. Supplier agrees that its access to and use of Internal Applied Data and all acts in connection with Applied's internal systems are recorded and may be monitored. Supplier expressly consents to such recording and monitoring. If such recording or monitoring reveals possible evidence of

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                             GLOBAL SUPPLY AGREEMENT

criminal activities involving any individual, then Applied may provide such evidence to the appropriate law enforcement organization and take any other appropriate action.

11. INTELLECTUAL PROPERTY RIGHTS.

(a) "[**] Rights" means all rights, whether registered or unregistered, arising from or relating to patents, copyrights, trade secrets, trademarks, service marks, trade names, mask works, moral rights and other proprietary rights in any jurisdiction [**] in and to [**] information, [**], and/or [**] that are [**], or with respect to which [**], whether prior to the [**] or after, and otherwise independent of [**]; and any [**] thereto.

(b) "[**] Rights" means all [**] Rights in and to [**] information, [**] that is [**] entered into between Supplier and Applied, and/or [**] that are [**], or with respect to which [**], whether prior to the [**] or after, and otherwise independent of [**]; and any [**] thereto.

(c) "[**] Item" means any Item that is [**], in accordance with [**] and provided by [**] thereto. For avoidance of confusion, [**] Items are based in whole or in substantial part [**].

(d) "[**] Item" means an Item in which the design, development and/or configuration (i) [**] (but where such [**] does not qualify as a [**] Item);
(ii) which contains, as a [**] of the [**] either provided [**] to an [**]; or
(iii) contains a [**] of any of the foregoing. Without limiting the foregoing, the parties acknowledge that [**] provided [**] in connection with [**] will be considered [**]. In consideration of the above, Supplier agrees that [**] is specified [**], or unless otherwise agreed upon in writing by Applied and Supplier.

(e) Categorization of Items on Attachment 1. Applied and Supplier acknowledge that as of the Effective Date, each Item provided to Applied by Supplier shall be designated as falling into one of the following categories, each of which [**]: (i) Items [**], including [**] Items ("[**] Items"), (ii) [**] Items, or
(iii) Items [**] ("[**] Items"). This categorization shall be included in a separate column on Attachment 1 to this Agreement. In addition, Supplier and Applied agree [**] after the [**] set forth [**] as belonging [**]. The Parties hereby agree that, (i) with respect to [**], Supplier shall have [**] any product that is the [**] an Item, [**] pursuant to the license set forth [**];
(ii) with respect to [**] Items, Supplier shall have [**] Items, [**], only in accordance with [**], and (iii) with respect to [**] Items, Supplier shall [**]. In addition to the Parties [**] as set forth above, the Parties agree that [**]
1) the Agreement [**] and the parties have [**] of the Agreement or similar successor[**]agreement [**] and 2) [**] [**] within such [**] then Applied and Supplier will [**] whether [**] may be [**] other than [**] such [**] period.

(f) Ownership, Assignment and License. Applied owns all right, title and interest in Applied's IP Rights. Supplier owns all right, title and interest in Supplier IP Rights. Supplier hereby irrevocably transfers and assigns to Applied, without further compensation, any and all of Supplier's right, title and interest in and to Applied's IP Rights. Applied grants to Supplier a non-exclusive, revocable, royalty-free, limited and non-transferable license to use Applied's IP Rights solely for the purpose of performing Supplier's obligations under this Agreement to manufacture and sell to Applied Items under the Agreement. This license may be revoked by Applied at any time, with or without cause, and shall expire in any event, if not sooner revoked, on the expiration or termination of the Agreement. Such license shall not be assigned or transferred in any way, and shall not succeed to or vest in any successor. Applied does not grant to Supplier any other license or other right to or under any Applied IP Right for Supplier's own benefit to use in any other way, commercially or otherwise, or to provide or offer Items or other products or services to any Party other than Applied. Supplier further agrees never to make any claim in or to Applied's IP Rights licensed to Supplier or to any interest in or derived from same. Notwithstanding this transfer and assignment, Supplier's IP Rights shall not be assigned or transferred to Applied under this Section.

(g) Further Assurances. [**], Supplier will take, and will cause its employees, agents, and Sub-tier Suppliers to take, all actions reasonably requested by Applied, from time to time, to fully vest or perfect

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                             GLOBAL SUPPLY AGREEMENT

Applied's IP Rights. Such actions shall include providing documents and information useful or necessary to (i) register, apply for or maintain any of Applied's IP Rights; or (ii) pursue or defend any administrative, court, or other legal proceeding involving any of Applied's IP Rights. In addition, during the Term, Supplier shall promptly disclose to Applied any of Applied's IP Rights of which it is aware.

(h) License to Marks. Applied grants to Supplier a non-exclusive, revocable, royalty-free, limited and non-transferable license to affix or install on Items those trademarks, service marks and trade names of Applied's (collectively, "Marks") that are specified to be installed or affixed under Applied Specifications for the Items. Such license of Marks is limited, revocable by Applied, shall not be assigned, sublicensed or transferred in any way. Use by Supplier of all Marks shall be solely for the benefit of Applied and as directed by Applied. Supplier shall install and affix the Marks solely in accordance with Applied's specifications, packaging and labeling requirements and any quality requirements for the Marks or Items that Applied may establish. Applied may inspect Supplier's facilities and examine Items at any time during normal business hours to monitor or evaluate the quality of the Marks affixed to the Item. Applied agrees to use third party inspectors whenever possible, provide reasonable notice, and inspect only in areas necessary to monitor or evaluate the quality of Marks affixed to the Items.

(i) Agreement with Employees or Others. As to any Supplier employee, agent, Sub-tier Supplier or designated third party who is authorized to receive or obtain (directly or indirectly) Confidential Information (collectively, the "Recipients"), Supplier shall ensure that the Recipients have entered into a written agreement with Supplier, prior to the Recipient obtaining any Confidential Information, which obligates the Recipient to (i) hold all Confidential Information in confidence and not to use the Confidential Information in any way, except on behalf of Supplier in performing its obligations hereunder for the benefit of Applied and otherwise protect the Confidential Information upon substantially similar terms to those set forth in
Section 9. Supplier acknowledges Applied's right to audit such agreements in accordance with Section 19.(d).

(j) Escrow Agreement for Vital Items. "Vital Item" means an Item that, at any time, Applied is not able to replace with a reasonably practicable commercial alternative within [**] of Applied desiring to do so. Any Item identified as a Vital Item will be so designated on Attachment 1. Upon Applied's request, Applied and Supplier agree to execute a mutually agreeable three party escrow agreement, substantially in the form set forth in the Technology Escrow Agreement located on the Applied Web Site, covering a Vital Item.

12. WARRANTY.

(a) Supplier Warranty: Supplier represents and warrants that, for a period of [**] from the date of shipment to Applied, Items (i) will be free from defects in workmanship, material, and manufacture; (ii) will comply with the requirements of this Agreement, including all Applied Specifications and manufacturing work instructions; and (iii) will be of merchantable quality and fit and suitable for the purpose intended by Applied. Supplier further represents and warrants that (A) all new Items will consist of new (not used or recycled) material, and (B) Applied shall acquire good and marketable title to all new Items, free and clear of all liens, claims and encumbrances. Further, to the extent that the design of an Item is Supplier's responsibility, Supplier represents and warrants that such design will be free from defects. Notwithstanding the above, Supplier and Applied agree that [**] as set forth in Attachment 1 will be [**] to Applied.

(b) Services. All Supplier repair and maintenance services performed in connection with this Agreement will be performed in a competent, professional and workmanlike manner, free from defects, and in accordance with the best professional practices in the industry. For the purposes of this Section, the results of any service performed by Supplier will be considered included in the term "Item."

(c) Free from Infringement. Supplier represents and warrants that the Items, including the manufacture, use and sale of the Items, shall not [**], nor be subject to, any claim or liability for infringement of any

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                             GLOBAL SUPPLY AGREEMENT

intellectual property rights, including any patent, copyright, trademark, trade secrets, moral rights, confidential information or any other proprietary or intellectual property rights, of any third party, except to the extent that the infringement was caused by Supplier's compliance with a detailed design furnished and required by Applied.

(d) Miscellaneous Warranty Items. From time to time Applied may designate certain third parties, including its customers, to directly avail itself of Applied's rights under this Section. Applied may assign and transfer, in whole or in part, the rights provided by Supplier to Applied under this Section to any of Applied's customers. The warranties set forth in this Agreement are in addition to all other warranties, expressed or implied, and will survive any delivery, inspection, acceptance or payment by Applied.

(e) Remedies. If an Item does not meet the warranty requirements set forth in this Agreement, Applied may, at its option, (i) [**] any defective or nonconforming Item by, at Applied's option, [**]; or (ii) [**] such defective or nonconforming Item [**] thereof; or (iii) [**] the defective or nonconforming Item [**] with any [**] Item under this Agreement [**]. In addition, Applied may cancel the balance of the undelivered, defective or nonconforming Items and/or terminate this Agreement in accordance with its terms. As to any Item that is repaired, replaced, corrected or returned for a credit or price recovery under this Section, Supplier's warranty shall continue to apply to such Item for (A) the full remaining balance of the original warranty period applicable to such Item, or (B) [**] from the date such repaired, replaced or corrected Item is received and accepted by Applied, whichever period of time is greater. Upon request from Applied, Supplier shall provide pre-approved returned material authorization ("RMA(s)") to facilitate return of Items. Applied may notify Supplier of defects and nonconformances and communicate its elected remedy by delivery of notice or in accordance with the discrepant material report ("DMR") and closed-loop corrective action processes as set forth in Applied's Supplier Corrective Action Request located on the Applied Web Site.

(f) Extended Warranty; Epidemic Failure. Without limiting Applied's rights as specified elsewhere in this Section 12, if an Item is discovered to be defective [**] such Item [**] set forth in Attachment 1, then, [**], Supplier will extend the warranty period for such Item [**] from the date on which the warranty for the Item would otherwise expire.

(g) Timing. If Supplier receives notice that an Item is defective or non-confirming, then Supplier will use the most expeditious manner possible to effect the action specified by Applied, including the use of overnight delivery services for shipment of Items to Applied. For any Item for which a repair or replacement timeline is identified in Attachment 1, Supplier will repair or replace such Item within such timeline. In response to a request for support for Applied's production or Applied's global field support requirements, Supplier will contact Applied and acknowledge the request for support within [**] and will complete the repair and/or replacement as requested by Applied within [**] unless otherwise agreed by both parties.

(h) Costs. Supplier shall be solely responsible for all costs, fees and expenses in connection with fulfilling its obligations under this Section, including all labor, material, parts, shipping, taxes, customs and other costs, fees and expenses arising from, among other things, the removal, repair, replacement, reinstallation, inspection, shipping and testing of any defective or nonconforming Items by Supplier. Any such costs, fees or expenses [**]. Supplier will provide [**] as required, [**]. [**].

13. SUPPLIER REFURBISHMENT SERVICES. "Refurbishment Services" means services (i) to correct or repair any defect or non-conformance to an Item (that is not covered by Section 12); and (ii) to retrofit an Item such that it complies with the most current released Specification for a newly manufactured version of the Item, regardless of whether the Item is within its warranty period. Upon Applied's request for Refurbishment Services, Supplier and Applied shall negotiate in good faith to enter into an arrangement governing the Refurbishment Services ("a Refurbishment Agreement") substantially similar in form to that located on the Applied Web Site. If no pricing for Refurbishment Services is established for an Item under a Refurbishment Agreement or otherwise, Supplier agrees that charges for Refurbishment Services

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                             GLOBAL SUPPLY AGREEMENT

for Items no longer under warranty shall not exceed [**] percent of the price of a newly-manufactured Item. Upon request from Applied, Supplier shall provide pre-approved RMA(s) to facilitate return of Items. Items whose repair costs exceed [**] percent will be deemed [**] by Supplier and, at Applied's option [**]. For Items that are [**] agrees to pay all [**]. For Items returned [**] as set forth [**], or if not set forth [**]:

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                             GLOBAL SUPPLY AGREEMENT

                                    [**] TABLE
                                --------------------
         [**]                   [**]            [**]
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
[**]                            [**]            [**]
[**]                            [**]            [**]
[**]                            [**]            [**]
[**]                            [**]            [**]
[**]                            [**]            [**]
[**]                            [**]            [**]
[**]                            [**]            [**]

14. SUPPLIER PERFORMANCE PLAN. Applied and Supplier will jointly develop a Supplier Performance Plan in the form set forth on the Applied Web Site. Supplier agrees to self-monitor its performance, at both corporate and operational site levels, against the performance targets established in the Supplier Performance Plan. At least once a month, Supplier will submit to Applied its actual performance against performance targets in the Supplier Performance Plan.

15. MANUFACTURING REQUIREMENTS.

(a) First Article Inspections. Applied and Supplier shall perform inspections in compliance with the requirements set forth in the Supplier First Article Requirements located on the Applied Web Site for those Items designated by Applied ("First Articles"). Supplier shall provide all documentation necessary for Applied to inspect a First Article.

(b) Design and Process Change Communication. After Applied has approved the First Article, Supplier shall not make any change to the design (firmware, hardware or software) of the Item that may alter the form, fit, or function of parts without first submitting a Supplier Problem Sheet (SPS) in the form set forth on the Applied Web Site. Supplier will not make any [**] changes that affect Item [**] without first submitting a Supplier Notification Form (SNF) in the form set forth on the Applied Web Site. Notwithstanding the work instructions set forth in a Supplier SNF Work Instruction or Change Communication Guideline, any communication of a change to Supplier manufacturing site location will use the following guideline: (i) Applied approval is required prior to "First Article" manufacturing site change for any Supplier Series Code (product family); (ii) once "First Article" manufacturing site change is approved, other products within the same Supplier Series Code may use the new manufacturing site upon notification to Applied.

(c) Other Changes and Equitable Adjustments. Applied may, upon notice to Supplier, submit Engineering Change Orders ("ECOs") or request other changes within the scope of the Agreement with respect to any of the following: (i) Specifications; (ii) the place and date of delivery of Items; or (iii) the place, date and manner of inspection or receipt of Items. Supplier agrees that it will use reasonable efforts to accommodate such requests in a timely and cost effective manner. If any request for such changes causes an increase or decrease in the cost of or time required for performance of the Agreement, Applied will consider an equitable adjustment in the Contract Price or delivery schedule, or both, and the Agreement shall be modified in writing accordingly. If Applied and Supplier are unable to agree upon an equitable adjustment, then [**] this Agreement [**]. In the event that an ECO renders an Item obsolete, Supplier may submit a claim in accordance with 16(e) Claim for Reimbursement of Obsolete Items, or 21(b) Termination for Convenience. No claim by Supplier for adjustment under this subsection shall be valid unless in writing and received by Applied within [**] from the date of Supplier's receipt of the notice of such change; provided, however, that such period may be extended upon the written approval of Applied. Supplier's expectations and responsibilities associated with the ECO Process Requirements are set forth on the Applied Web Site. Notwithstanding the work instructions set forth in the "Engineering Change Orders" section of the ECO Process Requirements, Supplier agrees to

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                             GLOBAL SUPPLY AGREEMENT

acknowledge any Applied ECO communication within [**] of receipt of said communication. For Supplier initiated ECO's, Supplier does not [**], any existing Items (including but not limited to field replaceable units ("FRU") inventories) [**] and which are located [**].

(d) Quality Requirements. Supplier shall comply with Applied's quality requirements set forth in the Supplier Quality Requirements located on the Applied Web Site. Notwithstanding the work instructions set forth in said Business Process, (i) Supplier shall make available test inspection results related to repaired Items [**], (ii) Change Communication notice shall be as set for the in GSA Section 15(b), (iii) Applied's workmanship standards will be integrated [**], and (iv) any source inspection by Applied will be [**], upon prior notification, [**].

(e) Ozone Depleting Chemical. Supplier will not deliver any Items manufactured with or containing Class I ODCs, as defined under Section 602 of the Federal Clean Air Act (42 USC Section 7671a). Supplier will certify to Applied that each shipment of Items does not contain any Class I ODCs.

(f) Safety Notices. In addition to any of Supplier's obligations under this Agreement or imposed by law, Supplier will immediately notify Applied of any known or suspected safety issues related to an Item (including component or material issues). Such notification shall be provided as follows: if the safety issue relates to the design of an Item, notification shall be provided by submitting a completed Supplier Problem Sheet (SPS); for all other issues, notification shall be provided by submitting a completed Supplier Notification Form (SNF).

16. MANAGEMENT OF INVENTORY.

(a) Vendor Managed Inventory. "Vendor Managed Inventory" or "VMI" means a program whereby the Parties agree that Supplier will stock and maintain certain Items at specified locations, with Supplier retaining title to, and risk of loss with respect to, the Items until such Items are procured by Applied or its designee in accordance with the terms and conditions of such program. In the event the Parties agree that certain Items will be included within the VMI program ("VMI Items"), Supplier agrees to manufacture and stock such VMI Items in accordance with any authorized inventory planning and collaboration tool provided to Supplier by Applied.

(b) Forecasts. Applied may periodically issue to Supplier rolling forecasts setting forth projected demand for Items, whether by specific divisions or otherwise ("Applied Forecasts"). Applied Forecasts are intended for planning purposes only and shall not constitute a binding purchase commitment of Applied.

(c) [**] Requirements. Unless otherwise designated in Attachment 1 or the [**], Supplier will maintain a minimum level of [**] of supply and a maximum of [**] of supply of each [**] set forth in [**] shall be considered [**] under this Agreement. When Supplier is creating [**], any reduction in quantity [**] pursuant to [**] that is [**] shall be returned [**] accordingly. Supplier shall monitor and report [**] to Applied [**].

(d) Claim for Reimbursement of Excess Items. If Applied has not taken delivery of any unit of a VMI Item in Finished Good Inventory within [**] from the date of Applied's last receipt of any such unit, Supplier may then submit a claim for reimbursement for such Excess Items to Applied within [**] from the end of such [**] period. Supplier's failure to submit such a claim within this [**] period shall constitute waiver of any claim for reimbursement for such Excess Items and Applied shall be released from all liability relating to such Excess Item.

(e) [**] Items. [**] will be considered [**] when Applied provides notice to Supplier that [**] If Supplier desires to [**], then Supplier shall [**] within [**] from the date on which Applied notifies Supplier that the [**]. Supplier's failure to [**] within this [**] period shall constitute a waiver of any claim for [**] and Applied shall be released from all liability relating to [**].

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                             GLOBAL SUPPLY AGREEMENT

(f) Scope [**]. Applied will not be liable for [**] other than as described in this Section. In addition, [**] shall be made in the following situations: (i) [**] pursuant to [**]; (ii) if [**]; (iii) [**]; (iv) if [**] for such [**] or has made [**] for such [**]; or (v) if such [**] that are [**] or have been [**] in contrast to [**]. Notwithstanding, as to [**] will be considered [**] identified in Attachment 1, [**] as described in this section.

(g) [**] Process. [**] under this Section will be addressed [**] between Applied and Supplier. Supplier is [**] and otherwise [**] in any [**] shall be [**] including [**], as well as a detailed description [**] will be based [**] as a result [**] shall be considered [**] identified in the claim at any time during normal business hours. Applied [**] whenever possible, [**]. In those cases [**] will be mutually agreed upon [**].

(h) [**] Items. [**] Items as directed in writing by Applied. Excess and Obsolete Items that are to be delivered to Applied's facilities must be delivered in accordance with the requirements of this Agreement and/or any supplemental instructions provided by Applied. In lieu of delivery to Applied, Applied may [**] Items so that [**] with this requirement in accordance with [**] in the form of the [**] located on the Applied Web Site.

17. MANAGEMENT OF SUB-TIER SUPPLIERS.

(a) Sub-tier Suppliers. After Applied has approved of the First Article of an Item, Supplier shall not subcontract with a new or different Sub-tier Supplier [**] of such Item, without notifying Applied. Supplier agrees to inform Applied of any Sub-tier Supplier [**] changes that affect [**] of such Items (including any changes in the manufacturing process of a Sub-tier Supplier) not less than [**] prior to the date the Supplier is contemplating the implementation of the change by following the notification processes set forth in the Supplier Notification Form (SNF) located on the Applied Web Site.

(b) Sub-tier Supplier's Obligations to Applied. Supplier will ensure that all Sub-tier Suppliers have entered into an agreement with Supplier obligating its Sub-tier Suppliers to comply with all Specifications, quality and other technical requirements that may be necessary in order for the Sub-tier Supplier to timely deliver conforming Items, or any portion thereof, to the Supplier.

(c) Mandated Sub-tier Suppliers. "Special Process" means a process that includes, but is not limited to, causing a metallurgical change to the base material such as heat treating, forging or hardening processes; joining materials by welding, brazing, or other bonding process; or providing a coating or surface treatment such as cleaning, electropolishing, plating, painting, or anodizing for Applied build-to-print parts per Specification. As to any Item(s) which require a Special Process, Supplier must use one or more of the suppliers and otherwise follow the requirements identified in the Applied Materials Special Process Supplier Approval List located on the Applied Web Site. Supplier will notify Applied of a change in Special Process Sub-tier Supplier for any critical OEM part where the Special Process Supplier is specified on the Applied Specification.

18. PRODUCT AND TRAINING SUPPORT.

(a) Supplier Response. Supplier will provide technical assistance and product support services to Applied [**], seven (7) days a week, 24 hours a day, at no additional charge. Supplier is expected to use best efforts to provide a resolution to Applied's requests for technical assistance and product support services. Supplier agrees to have an established and, at Applied's request, deployable global technical assistance and product support service capability. Applied agrees [**] in accordance with [**] Supplier [**] in the event the parties agree [**] Supplier [**] or the request for support is made [**] shall also include [**]. Supplier may utilize a Supplier distributor or other qualified entity designated by Supplier to meet this requirement. If Supplier is requested by Applied to provide an in-depth failure analysis of Item failures occurring at an Applied facility or customer location, Supplier agrees to provide timely analysis and feedback to Applied.

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                             GLOBAL SUPPLY AGREEMENT

(b) On-Site Support Requirements. As determined by Applied, Supplier may be asked to provide appropriate or necessary personnel to support on-site manufacturing and/or material operations at Applied's facilities or at the premises of a customer of Applied. On-site representatives shall comply with all requirements of Applied or such customer with regard to such support. Supplier on-site representatives will meet all Supplier Tier 1 warranty responsibilities at no additional cost to Applied. [**] provided at Applied's facilities, [**]. As to any of Supplier's personnel who are assigned to Applied's facilities, Supplier shall require such personnel to execute an On-site Representative Agreement in substantially the form set forth on the Applied Web Site. [**] On-site Representative (OSSR) support will be [**].

(c) Training Support. Upon Applied's request, Supplier shall provide user repair, maintenance and trouble-shooting training and related documentation for the Items to Applied. The Parties will mutually agree on the Items to be included in the training and the specific content and level of training to be provided. If no such training program exists, upon Applied's request, Supplier shall develop and provide a training program in conjunction with Applied's Global Technical Training Institute or its successor entity. Training provided to Applied's Global Technical Training Institute shall be conducted at Applied's Santa Clara offices at standard training rate. Training provided at Applied's Austin offices will be conducted [**]. If training outside the U.S. is deemed necessary by Applied's regional representatives, [**] prior to training, [**]. MKS will provide Applied [**].

19. ELECTRONIC COMMUNICATION AND DOCUMENTATION.

(a) General. The Parties acknowledge that they are relying upon electronic means, in addition to email and facsimile transmissions, to exchange Authorized Demand Signals and other delivery and order information. Supplier agrees to communicate with Applied using the standards designated by Applied. To the extent communication through electronic means is inaccessible or made otherwise unavailable due to technical difficulties or due to the effect of any law or regulation governing electronic transactions, the Parties agree (i) that any delivery or order information received electronically prior to the date of such inaccessibility or unavailability will remain valid; and (ii) to conduct, to the extent possible, their transactions by other than electronic means.

(b) Documentation Format Requirements. With each First Article delivered hereunder, Supplier shall provide to Applied one (1) set of electronic files of product, repair, maintenance and support documentation for such Item in accordance with the Supplier First Article Requirements located on the Applied Web Site. Electronic files shall be source files in either Adobe(R) "Framemaker", or Microsoft(R) "Word", or other mutually agreed upon format. If such documentation is not a part of Applied's IP Rights, then Applied shall have the right to use, copy, display, modify, reproduce and distribute such documentation as Applied deems necessary to support the Items. Applied may post, or require Supplier to post, such documentation on a Web-based tool accessible by Applied and its customers.

(c) Applied Unique Prototype Items or Subassemblies Documentation. Upon Applied's request, Supplier shall provide to Applied [**], including [**], including [**] (collectively, "Support Items"), which are manufactured, purchased, or produced for Applied [**] and shall further provide [**] as to Support Items. Supplier agrees to provide a complete Bill of Materials, reflecting as-manufactured or produced Support Items, including Supplier part number and vendor or manufacturers' part number for purchased Support Items and Applied's part number for cross-reference. Supplier shall provide a list of recommended spare parts, with associated prices, for all Bills of Materials down to the lowest user replaceable level. All Support Item Specifications are the sole property of Applied. Any changes to process or Bills of Materials must comply with the terms of this Agreement. If Supplier is purchasing Support Items from Sub-tier Suppliers designated by Applied, Supplier agrees that upon written notice from Applied, it will assign to Applied any such agreement between Supplier and such Sub-tier Supplier, and Supplier will not enter into any agreement restricting such assignment.

                             GLOBAL SUPPLY AGREEMENT

(d) Financial Statements and Right to Audit. At any time during the Term [**], an auditor designated by Applied and reasonably acceptable to Supplier shall have the right, at Applied's expense and upon reasonable notice, to conduct audits of all of the relevant records, inventory, agreements, data connections, and other documents of Supplier in order to verify and determine (i) whether all amounts charged by Supplier comply with this Agreement; and (ii) whether Supplier is otherwise in compliance with its duties and obligations under this Agreement. Supplier shall provide, at its expense, reasonable assistance necessary to enable the auditors to conduct such audit. Any amounts charged by Supplier in excess of what is allowable under this Agreement shall be adjusted and reimbursed to Applied within forty-five (45) days of discovery, plus interest equal to the lesser of (1) [**] percent per annum, or (2) the highest percentage allowed by law on such amount(s), accruing from the date of Applied's [**]. Supplier agrees to keep true, complete, and accurate records in compliance with Generally Accepted Accounting Principals (GAAP). Supplier will make available to Applied all publicly released financial documents upon request.

20. CONTINUITY OF SUPPLY.

(a) Supplier Manufacturing Flexibility Requirements. Supplier shall perform regular capacity planning to demonstrate upside/downside manufacturing flexibility in accordance with changes in demand volume from Applied. Supplier capacity planning must account for a minimum of (i) human resources and associated training requirements; (ii) equipment; (iii) facilities; (iv) special process supplier requirements; (v) supply chain management; and (vi) information technology requirements. Supplier shall be capable of demonstrating capacity flexibility in accordance with the table below.

MANUFACTURING RUN   [**]   [**]   [**]   [**]   [**]
RATE
-----------------   ----   ----   ----   ----   ----
CAPACITY +/-        [**]   [**]   [**]   [**]   [**]

(b) Performance Constraints. Supplier is responsible for anticipating and promptly notifying Applied of (i) any inability on its part or its Sub-tier's part to perform their respective obligations under this Agreement; and (ii) any breach of a provision of this Agreement.

(c) Disaster Recovery Plan. Upon Applied's request, Supplier shall provide to Applied reasonable information describing its disaster recovery plan that includes (i) emergency back-up capacity; (ii) escrow of information required in connection with Vital Items pursuant to Section 11(g); and (iii) appropriate record protection and recovery.

(d) Tooling. [**], upon Applied's request, Supplier agrees to itemize and/or sell to Applied any tooling that is built or procured by Supplier that is unique to the Items and/or relevant to the manufacture, testing or maintenance of Items [**]. The purchase price of such tooling shall be at the fair market value. If Applied provides notice of its election to purchase such tooling, upon Applied's payment, title shall transfer to Applied. If at any time Supplier receives tooling furnished by or purchased from or by Applied, Supplier shall comply with the terms of the Applied Tooling Requirements located on the Applied Web Site.

(e) Wind Down. In the event of, or in preparation for, the expiration or a termination of the Agreement for any reason, Supplier shall use commercially reasonable efforts to transfer, or cooperate fully with Applied to enable Applied to transfer, the performance of Supplier's obligations under the Agreement to Applied or a Third Party supplier designated by Applied, in a manner that (i) minimizes the time to complete such transfer; (ii) maintains the highest quality and performance to ensure the adequate supply of Items; and
(iii) causes no disruption to Applied's customers' requirements.

(f) Availability Assurance. Supplier agrees to maintain capabilities necessary to provide technical and service support to Applied and/or its designated customers as to any Item for a minimum of [**] from the

                             GLOBAL SUPPLY AGREEMENT

date of final shipment of an Item to Applied. Alternatively, the Parties may agree to establish a product support period of less than [**], provided Supplier agrees to grant to Applied, or its authorized customers, [**], in a form and on terms acceptable to Applied.

21. TERMINATION.

(a) Termination for Default. Applied may terminate this Agreement, including any Authorized Demand Signal, in whole or in part, effective upon delivery of written notice to Supplier if (i) Supplier fails to deliver Items in accordance with the terms of this Agreement, including specified delivery times, Item requirements or other Specifications; (ii) Supplier breaches any other provision of this Agreement; (iii) Supplier anticipatorily repudiates any material provision of this Agreement; (iv) Supplier becomes insolvent, files a petition for relief under any bankruptcy, insolvency or similar law, makes an assignment for the benefit of its creditors, or takes any action for (or in anticipation of) any of the foregoing; or (v) there is a material adverse change in the business, properties, prospects, operations or condition (financial or otherwise) of Supplier. Upon any termination pursuant to this Section, Supplier shall: (1) continue to supply any portion of the Items for which this Agreement is not cancelled; (2) be liable for additional costs, if any, incurred by Applied for the purchase of similar goods and services to cover such default; and (3) at Applied's request, transfer title and deliver to Applied: (a) any completed Items, (b) any partially completed Items, and (c) all unique materials and tooling subject or relating to the termination. Termination of the Agreement under this Section 21(a) shall constitute "cancellation" under the Uniform Commercial Code as adopted in California. Applied may provide Supplier with [**], and the time period and other terms [**] will be as specified in the termination notice.

(b) Termination for Convenience.

      (i) Applied may terminate the Agreement, including any Authorized Demand Signal, in whole or in part, at any time for Applied's convenience by giving Supplier written notice which shall state the extent of the termination and the conduct required of Supplier in connection therewith. Such a cancellation may be for reasons including a reduction in the quantity of an Item ordered under an Authorized Demand Signal. Supplier will use commercially reasonable efforts to mitigate any damages incurred in connection with such termination. Within [**] from the date on which Supplier receives such notice, [**] in connection with the termination [**] in the form and containing such [**]. In no event, shall [**].

      (ii)  Failure [**] within this [**] period shall [**] such termination.

      (iii) If [**], Applied and Supplier will [**]. If Applied and Supplier [**] within [**] from Supplier, then the [**] of the following as to Items for which [**] (provided that no [**]): (i) the [**] all Items delivered to Applied pursuant to an Authorized Demand Signal [**]; (ii) [**] all Items ordered pursuant to an Authorized Demand Signal and completed in accordance with the Agreement but not delivered to Applied prior to [**], provided such Items [**];
(iii) [**] relating to Items ordered pursuant to an Authorized Demand Signal, [**] either manufactured or procured by Supplier, [**] of the Agreement, and [**]; and (iv) [**] Supplier [**] as a direct result of [**] such Sub-Tier Suppliers or Supplier's termination of contracts with such Sub-tier Suppliers. [**] pursuant to clauses (iii) and (iv) above shall be subject to [**].

      (iv) This Section 21(b) sets forth Supplier's sole remedies, and Applied's entire liability to Supplier, in the event of a termination by Applied for convenience, excluding any termination or cancellation of a VMI Item, for which Supplier's sole remedy and Applied's entire liability is as set forth in
Section 16.

      (v) Notwithstanding Section 4. [**] Items listed on Attachment 1 hereto, "List of Pricing Mechanisms and Lead Times", [**] Attachment 1, under the following limited conditions:

                             GLOBAL SUPPLY AGREEMENT

            (a) [**] Item that [**] the Supplier [**] the Item [**] in Attachment 1. [**] Supplier and Applied are [**] the Item, [**] Attachment 1 [**]; or

            (b) [**] the item that [**] Applied, and Supplier [**] for an Item listed on Attachment 1. [**] Supplier and Applied are [**] the Item, Supplier will [**] Attachment 1 [**]; or

            (c) [**] an Item listed on Attachment 1. [**] Supplier and Applied are[**] Attachment 1 [**] [**].

For items that [**] the application of this provision will be [**] described above.

(c) Post Termination Consequences. On the date of termination or expiration of the entire Agreement for any reason, Supplier shall (i) stop work being performed by Supplier pursuant to the Agreement, (ii) cancel orders for parts and/or materials relating to Items with Supplier's Sub-tier Suppliers and cease ordering any such parts and/or materials, (iii) cancel work being performed by Supplier's Sub-tier Suppliers relating to Items, (iv) protect all property in which Applied has or may acquire an interest, (v) fully cooperate with Applied to minimize any adverse effect on Applied or its customers, and (vi) perform those other obligations set forth in this Agreement upon the termination or expiration of this Agreement.

22. DISCLAIMER AND LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT, IN NO EVENT SHALL [**] OR TO ANY OTHER PERSON OR ENTITY WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT, UNDER [**] OR OTHER [**], FOR ANY (A) [**] OR (B) [**], EVEN IF [**] IN THIS AGREEMENT [**] AND EVEN IF [**] OF ANY OF THE FOREGOING [**]: PROVIDED, HOWEVER, THAT THIS SECTION SHALL [**] ARISING OUT OF OR RELATING TO (i) [**] (ii) [**] OR (iii) [**] OR (iv) [**] OBLIGATIONS UNDER [**].

23. INDEMNITY BY SUPPLIER.

(a) Supplier shall defend, indemnify and hold harmless Applied from and against any and all third party claims, demands, suits, actions, losses, penalties, damages (whether actual, punitive, consequential or otherwise), authorized settlements, and all other liabilities and associated costs and expenses, including attorney's fees, expert's fees, costs of investigation and other costs of litigation (all of the foregoing being collectively called "Indemnified Liabilities"), arising out of or relating to (i) Supplier's breach of any provision of the Agreement; (ii) any negligent, grossly negligent or intentional acts, errors or omissions by Supplier, its employees, officers, agents or representatives relating to the Agreement; or (iii) strict liability or products liability with respect to or in connection with the Items; (iv) any claim by a Sub-tier Supplier against Applied relating to the Agreement; or (v) the actual or alleged infringement or misappropriation of patent, copyright, trademark, trade secret rights, confidential information, proprietary rights, or other rights of a third party, except to the extent that the infringement or misappropriation was caused by Supplier's compliance with a detailed design furnished and required by Applied. THE INDEMNITY BY SUPPLIER IN FAVOR OF APPLIED SHALL EXTEND TO APPLIED, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND REPRESENTATIVES AND SHALL INCLUDE, AND IS INTENDED TO INCLUDE, INDEMNIFIED LIABILITIES WHICH ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION TO BE THE RESULT OF ACTS OR OMISSIONS OF SUPPLIER AS A JOINT TORTFEASOR. IF SUPPLIER IS LIABLE ONLY AS A JOINT TORTFEASOR, THEN SUPPLIER'S LIABILITY SHALL NOT EXTEND TO THAT PORTION OF LIABILITY DETERMINED BY THE COURT TO BE THE RESULT OF ACTS OR OMISSIONS OF APPLIED. The indemnity of Supplier as to Indemnified Liabilities under clauses (ii) and (iii) above, shall not extend to liabilities and damages that are caused by the sole negligence of Applied, and as to Indemnified Liabilities under clause (iv), shall not extend to liabilities and damages that are caused as described in the "except to the extent" term of such clause (iv). In addition to Supplier's obligations as to Indemnified Liabilities that arise under clause (iv), Supplier shall, in order of

                             GLOBAL SUPPLY AGREEMENT

preference, (1) procure for Applied and its customers the right to continue to use, sell and resale any affected Item, (2) with respect to a claim for infringement, modify the affected Item so that it is no longer infringing, or
(3) replace any affected Item with a non-infringing good or service comparable to the affected Item. If none of these alternatives are possible, Applied shall have the right to return or destroy, at Applied's option, any affected Items for a full refund of the purchase price, plus applicable transportation costs.

(b) In the event of any such Indemnified Liabilities, Applied shall (i) promptly notify Supplier; (ii) at Supplier's expense, reasonably cooperate with Supplier in the defense of such claim; and (iii) not settle any such Indemnified Liabilities without Supplier's written consent, which shall not be unreasonably withheld or delayed. Supplier shall keep Applied informed at all times as to the status of Supplier's efforts and consult with Applied and/or its counsel regarding such efforts. Supplier shall not settle any such claim without the prior written consent of Applied, which shall not be unreasonably withheld or delayed.

24. IMPORT AND EXPORT REQUIREMENTS.

(a) General. Supplier shall comply with all applicable export control laws or regulations promulgated and administered by the laws of the United States or the government of any other country with jurisdiction over the Parties or the transactions contemplated by this Agreement ("Export Laws") including the obligation that Supplier shall not export, re-export or otherwise disclose, directly or indirectly, Items or technical data received from Applied or the direct product of such technical data or Items to any person or destination when such export, re-export or disclosure is in violation of Export Laws. Supplier will provide Applied with any and all information that may be required to comply with Export Laws, including applicable "Export Control Classification Numbers," documentation substantiating U.S. and foreign regulatory approvals for the Items, and information required by Customs officials to substantiate the value of imported Items including any adjustments in valuation attributable to "assists" as defined by U.S. Customs regulations. All required export and import information shall be sent to the attention of: Manager, Customs Compliance, Applied Materials, 2881 Scott Blvd., M/S 2041, Santa Clara, CA 95050; or any agent so designated by Applied.

(b) Country of Manufacture. Items shall be marked with the country of origin as required by Export Laws. Supplier shall provide Applied with a written statement identifying for each Item delivered the (i) Applied part number and (ii) the country of manufacture. This data shall be provided to Applied upon Applied's request and in any event, once per calendar year. If Supplier is a U.S. manufacturer of any Item supplied to Applied, as defined by U.S. Customs regulations, Supplier shall, on an annual basis and in accordance with Applied's written instructions, provide Applied with a signed manufacturer's affidavit.

(c) Duty Drawback. Supplier will provide Applied or its agent with U.S. Customs entry data and information that Applied reasonably determines is necessary for Applied to qualify for duty drawback. Such data shall include information and receipts for duties paid, directly or indirectly, on all Items which are either imported or contain imported parts or components. Information related to serial numbers, unique part numbers, lot numbers and any other data which will assist Applied in identifying imported Items sold to Applied shall also be provided. At the time of delivery of the Items, but in no event later than thirty (30) days after each calendar quarter, Supplier will provide said documents accompanied by a completed Certificate of Delivery of Imported Merchandise or Certificate of Manufacture and Delivery of Imported Merchandise (Customs Form 331) as promulgated pursuant to 19 CFR 191, or successor regulations.

25. INSURANCE.

Supplier shall maintain (i) comprehensive general liability insurance covering bodily injury, property damage, contractual liability, products liability and completed operations; (ii) Worker's Compensation and employer's liability insurance; and (iii) auto insurance, all in such amounts as are necessary to insure against the risks to Supplier's operations, but in no event less than the following minimum amounts:

                             GLOBAL SUPPLY AGREEMENT

Insurance                           Minimum Limits of Liability
---------                           ---------------------------
Worker's Compensation               Statutory
Employer's Liability                $1,000,000
Automobile Liability                $1,000,000 per occurrence
Comprehensive General Liability
(Including Products Liability)      $1,000,000 per occurrence

Umbrella/Excess Liability           $1,000,000 per occurrence

All policies must be primary and non-contributing and shall include Applied as an additional insured. Supplier also waives all rights of subrogation. Supplier will require and verify that each of its Sub-tier Suppliers carries at least the same insurance coverage and minimum limits of insurance, as Supplier is required to carry pursuant to the Agreement. Supplier shall notify Applied at least thirty (30) days prior to the cancellation or implementation of any material change in the foregoing policy coverage that would affect Applied's interests. Upon request, Supplier shall furnish to Applied as evidence of insurance a certificate of insurance stating that the coverage will not be canceled or materially altered without thirty (30) days prior notice to Applied.

26. MISCELLANEOUS.

(a) Assignment. This Agreement shall be binding on, and inure to the benefit of, the Parties and their respective permitted assigns. Supplier shall not assign or otherwise transfer this Agreement or any of Supplier's rights or obligations hereunder, in any manner, including by way of merger, exchange or combination, or sale of [**] percent ([**]%) or more of Supplier's capital stock or similar ownership interests, or sale of all or substantially all of its assets or the assets of any line of business involved in Supplier's performance of this Agreement (each a "Change in Control"), or otherwise, [**]. Applied may not assign or otherwise transfer this Agreement or any of its rights or obligations hereunder, in whole or part, without prior written notification.

(b) [**]. Supplier will [**] later than the date [**], whichever is earliest. [**].

(c) Waiver. If either Party fails to insist on performance of any term or condition, or fails to exercise any right or privilege hereunder, such failure shall not constitute a waiver of such term, condition, right or privilege.

(d) Survival of Obligations. Termination or expiration of this Agreement will not relieve either Party of its obligations under Sections 8(c), 9, 11, 12, 19(d), 20(d) - (f), 21 - 24, 26(c) - (e), (g), (i) - (k), (n), (o), (q), (r),
(s) nor will termination or expiration relieve the Parties from any liability arising prior to the date of termination or expiration.

(e) Severability. Any provision of this Agreement that is held unenforceable or invalid for any reason by a court of competent jurisdiction shall be severed from this Agreement, and the remainder of the Agreement shall continue in effect; provided, that such unenforceable or invalid provision shall be given effect to the maximum extent then permitted by law.

(f) General Compliance with Laws and EEO Regulations. Supplier represents, warrants and agrees that (i) Supplier's execution, delivery and performance of this Agreement will not conflict with or violate any applicable law, rule, regulation, order, decree, or ordinance; and (ii) Supplier shall comply with the requirements of 41 CFR Sections 60-1.4(a) - 250.5(a), and - 741.5(a), if applicable, relating to equal opportunity clauses pertaining to government contracts.

                             GLOBAL SUPPLY AGREEMENT

(g) Compliance with Securities Laws. Supplier agrees that certain of the Confidential Information, including new product plans and Internal Applied Data, may be "material, nonpublic information" for purposes of federal or state securities laws, the awareness of which prohibits Supplier and its employees, contractors, representatives and agents who possess "material, nonpublic information" from (i) buying or selling Applied's securities (stock, options, etc.) (i.e., "insider trading") and (ii) passing Confidential Information on to anyone who may buy or sell Applied securities (i.e., "tipping"), until after the information has been disclosed to the public and absorbed by the market. Without limiting any of Supplier's other obligations under this Agreement, Supplier will comply with all federal and state securities laws prohibiting insider trading and tipping., and shall immediately notify Applied in the event of material any insider trading or tipping by Supplier or its employees, contractors, representatives or agents of which it becomes aware.

(h) No Gratuity; FCPA. Supplier will not offer or give any gratuity to induce any person or entity to enter into, execute or perform the Agreement or any other agreement with Applied. Supplier further represents that it has knowledge and understanding of the Foreign Corrupt Practices Act of the United States of America, and that no principal, partner, officer, director or employee of Supplier is or will become an official of any governmental body of any country (other than the U.S.) in which Supplier provides goods or services for Applied during the Term. Supplier agrees that it shall not, in the conduct of its performance under this Agreement, and with regard to any funds, assets, or records relating thereto, offer, pay, give, or promise to pay or give, directly or indirectly, any payment or gift of any money or thing of value to (i) any non-U.S. government official to influence any acts or decisions of such official or to induce such official to use his influence with the local government to effect or influence the decision of such government in order to assist Supplier in its performance of its obligations under this Agreement or to benefit Applied; (b) any political Party or candidate for public office for such purpose; or (ii) any person if Supplier knows or has reason to know that such money or thing of value will be offered, promised, paid, or given, directly or indirectly, to any official, political Party, or candidate for such purpose. In the event of any breach by Supplier of this Section, (1) Applied will have a lawful claim against Supplier for any funds and/or the value of property paid by Supplier in breach of this provision and (2) this Agreement will automatically be rendered void.

(i) Applicable Law, Jurisdiction, Venue. This Agreement shall be governed by and construed under the laws of California, excluding its conflicts of law rules. Items shall be deemed and shall qualify as goods under the Uniform Commercial Code as adopted in California. Any suit arising out of this Agreement, at law or in equity, shall be brought in a state or federal court in California or Texas, the jurisdiction of which state or federal court includes Santa Clara County, California or Travis County, Texas, provided that such court has jurisdiction over the subject matter of the suit. Each Party consents to personal jurisdiction in the above courts. Supplier further consents to such venue as Applied selects in any of such courts.

(j) CISG. With respect to transactions to which the 1980 United Nations Convention on Contracts for the International Sale of Goods ("CISG") would otherwise apply, the rights and obligations of the Parties under the Agreement shall not be governed by the provisions of the CISG.

(k) General Representations. Supplier represents and warrants as follows: (i) Supplier is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization; and (ii) Supplier's execution and delivery of this Agreement and Supplier's performance of its obligations hereunder will not (1) violate any provision of the charter, bylaws or other governing document of Supplier, or (2) conflict with, result in a breach of, or constitute a default under, any other agreement or arrangement by which Supplier is bound.

(l) Force Majeure. If and to the extent that a Party's performance of any of its obligations pursuant to this Agreement is prevented, hindered or delayed by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions, revolutions, strikes, labor disputes or any other similar cause beyond the reasonable control of such Party (each, a "Force Majeure Event"), then the

                             GLOBAL SUPPLY AGREEMENT

non-performing, hindered or delayed Party shall be excused for such non-performance, hindrance or delay, as applicable, of those obligations affected by the Force Majeure Event for as long as such Force Majeure Event continues; provided, that such Party continues to use commercially reasonable efforts to recommence performance whenever and to whatever extent possible without delay, including through the use of alternate sources, workaround plans or other means. Notwithstanding the preceding sentence, if the Force Majeure Event continues for a period of more than thirty (30) days, Applied may terminate this Agreement effective upon delivery of notice to Supplier and such termination shall be deemed a termination pursuant to Section 21(a). The Party whose performance is prevented, hindered or delayed by a Force Majeure Event shall promptly notify the other Party in writing of the occurrence of a Force Majeure Event and describe in reasonable detail the nature of the Force Majeure Event.

(m) No Agency. Each Party shall be deemed to be an independent contractor and not an agent, joint venturer or representative of the other Party, and neither Party may create any obligations or responsibilities on behalf of or in the name of the other Party. Each Party also agrees not to make false or misleading statements, claims or representations about the other Party, its products or the relationship of the parties.

(n) Cumulative Remedies. The rights and remedies of the Parties provided under this Agreement are not exclusive, and may be exercised, alternatively or cumulatively, with any other rights and remedies available to the Parties under this Agreement or in law or in equity.

(o) Amendments and Modifications; Captions and Construction. Except as provided in Section 2(c) (Updating Business Processes), amendments or revisions to this Agreement must be in writing, signed by both Applied and Supplier duly authorized representatives, traced by revision numbers and attached to the original of this Agreement. Captions in this Agreement are for the convenience of the Parties only and shall not affect the interpretation or construction of this Agreement. As used in this Agreement, "include" and "including" shall mean "without limitation." Time is of the essence with respect to Supplier's performance under this Agreement.

(p) Counterparts and Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute the same instrument. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed an original.

(q) Notices. Any notice, consent or approval required or permitted under this Agreement shall be in writing (unless otherwise expressly stated) and shall be given (1) personally; (2) by postage prepaid registered or certified airmail, return receipt requested; (3) by overnight express courier; (4) by facsimile with confirmation of delivery; or (5) by email with confirmation of delivery; to the Parties as follows:

                             GLOBAL SUPPLY AGREEMENT

      MKS INSTRUMENTS,  INSTRUMENTS AND CONTROL PRODUCTS

          MKS PMC (MKS) Products            General Manager:  Kaveh Zarkar
              Phone: (978) 975-2350         Product Manager: P. Sullivan/
                                            J. Pisera/W. Cole
              Fax:   (978) 975-0093         Account Director: Steve Sexton

          MKS CIT (DIP/TeNTA) Products      General Manager:  Ron Hadar
              Phone: (408) 235-7620         Product Manager:  Greg Melvin
              Fax:   (408) 235-7625         Account Director:  Steve Sexton

          MKS Spectra Products              General Manager:  Ron Hadar
              Phone: (408) 235-7620         Product Manager:  John Lake
              Fax:   (408) 235-7625         Account Director:  Steve Sexton

      MKS INSTRUMENTS, POWER AND REACTIVE GAS PRODUCTS

          MKS ENI Products                  General Manager: Paul Eyerman
              Phone: (585) 472-8300         Product Manager: Evelio Sevillano
              Fax:   (585) 472-7839         Account Director: Steve Sexton

          MKS ASTeX Products                General Manager:  Maria Phillips
              Phone: (978) 284-4000         Product Manager:  Evelio Sevillano
              Fax:   (978) 284-4999         Account Director: Steve Sexton

      MKS INSTRUMENTS, VACUUM PRODUCTS

          MKS HPS Products                  General Manager:  Bill Stewart
              Phone: (303) 499-9861         Product Manager: Cynthia Boyd
              Fax:   (303) 442-6880         Account Director: Steve Sexton

      SEND ALL E-MAIL NOTIFICATIONS TO:     RICK_SIPTROTT@MKSINST.COM

      Applied:

      Applied Materials, Inc.
      SAT Lead:  John A. Casey
      Phone: (408) 563-0908
      Fax:   (408)
      E-Mail: john_a_casey@amat.com

Either Party may change the person(s) and/or address(es) designated above effective ten (10) days following delivery of notice of such change(s). Notice shall be deemed given on the date delivered, if delivered personally; three (3) days following the date deposited in the U.S. Mail properly addressed, if by postage prepaid registered or certified airmail, return receipt requested; on the date of delivery, if by overnight express courier; and on the date of confirmed transmission, if by facsimile or email.

(r) Foreign Translation. This Agreement is written in the English language. The English text of this Agreement shall prevail over any translation thereof.

(s) Entire Agreement. This Agreement, including its Attachments, sets forth the entire understanding and agreement of the Parties as to the subject matter of this Agreement and supersedes all prior agreements, understandings, proposals and representations, oral or written, between the Parties as to the subject

                             GLOBAL SUPPLY AGREEMENT

matter. In the event of any conflict between or among any documents which are part of this Agreement, the following order of precedence shall apply: (i) Global Supply Agreement; (ii) Attachment 1; (iii) Specifications; and (iv) Authorized Demand Signal.

      By execution hereof, the person signing for Supplier below hereby certifies, represents and warrants that he/she has read this Agreement and that he/she is duly authorized to execute this Agreement on behalf of the Supplier.

Accepted:

APPLIED MATERIALS, INC.                     MKS INSTRUMENTS, INC.

BY: /s/Raymond L. Leubner                   BY: /s/Ronald Weigner
    ________________________________           _________________________________
    Signature                                   Signature
Raymond Leubner                             Ronald C. Weigner
____________________________________        ____________________________________
Printed Name                                Printed Name

Title: VP, GMO                              Title: Vice President & CFO
       ______________________________              _____________________________

Date: April 21,2005                         Date: April 18, 2005
      _______________________________             ______________________________

                             GLOBAL SUPPLY AGREEMENT
                                  Attachment 1

 AMAT    MKS
 Item    Item           Current               Critical
Number  Number  Price  Revision  Description    Part    [**]  Warranty  [**]  Last Update Date  Vendor


                 Entire price list omitted and filed separately
                  with the Securities and Exchange Commission.

                             GLOBAL SUPPLY AGREEMENT

 AMAT    MKS
 Item    Item           Current               Critical
Number  Number  Price  Revision  Description    Part    [**]  Warranty  [**]  Last Update Date  Vendor


                 Entire price list omitted and filed separately
                  with the Securities and Exchange Commission.

ADDITIONAL APPLIED LIABILITY
AGREEMENT FOR MKS - CIT
PRODUCTS GROUP:

                                    Applied agrees to [**].

VOLUME PURCHASE AGREEMENT
FOR MKS - CIT PRODUCTS:

                                    Applied agrees that [**].